UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

Vista Outdoor Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Vista Outdoor Inc. (the “Company”) has posted an updated investor presentation dated as of May 14, 2015 to its website.  The investor presentation contains an overview of the Company and its strategy, including information related to the Company’s financial results for the fiscal year ended March 31, 2015. The investor presentation and any future updates thereto will be available on the Company’s website at http://investors.vistaoutdoor.com.  A copy of the presentation is attached as Exhibit 99.1 and incorporated by reference herein.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely as a result of the requirements of Regulation FD. Furthermore, the information provided in this report and in Exhibit 99.1 hereto shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor presentation slides issued by Vista Outdoor Inc. on May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

	By:	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor presentation slides issued by Vista Outdoor Inc. on May 14, 2015.